UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: March 7, 2008

COGENCO INTERNATIONAL INC.

(Name of small business issuer as specified in its charter)

Colorado	2-87052-D	84-0194754
State of	Commission File	IRS Employer
Incorporation	Number	Identification No.

6400 South Fiddler’s Green Circle, Suite 1840 Greenwood Village, CO Address of principal executive offices

303-758-1357 Telephone number, including Area code Not applicable Former name or former address if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Indicate by checkmark whether registrant is a shell company as defined in Rule 12b-2 of the Exchange Act: Yes XX No ___

Item 1.01 – Entry Into a Material Definitive Agreement

     On March 7, 2008, Cogenco International Inc. (the “Company” or “Cogenco”) entered into two separate stock purchase agreements with:

(i)	Genesis Biotechnology Fund Limited (“Genesis Biotech”); and

(ii)	Genesis Capital Management Limited (Genesis Management”).

     Collectively Genesis Biotech and Genesis Management are referred to as “Genesis.” Genesis Biotech is a sub-fund of Genesis Investment Funds Limited, licensed under the laws of St. Vincent and the Grenadines. Genesis Management is the fund manager for Genesis Investment Funds Limited and its sub-funds, and is controlled by Herald A.M.A. Janssen and Peter H. Jacobs. Until January 1, 2007, Mr. Janssen also controlled MJM Asset Management Company Establishment (“MJM”), a Liechtenstein-based company he founded in 1997 which had prior relationships with the Company as described in the Company’s previous reports. Mr. Janssen no longer has any direct or indirect interest in MJM. During the period of Mr. Janssen’s ownership, Cogenco paid MJM Asset Management a finders’ fee of 7½% of the $3,900,000 in funds raised by MJM Asset Management for Cogenco and paid one-third of the fee received to David W. Brenman, president of Cogenco, in accordance with an oral agreement between them.

     By way of the two stock purchase agreements the Company divested its entire interest in DMI Biosciences, Inc. (“DMI”) which consisted of 1,673,256 shares of DMI common stock. There is a significant amount of information about DMI is Cogenco’s annual report on Form 10-KSB for the year ended March 31, 2007.

Background

     The Company’s acquired the shares of DMI common stock in June through December 2007. Prior to March 2007, Cogenco’s sole relationship with DMI was through a letter of intent and then co-development agreements by which we agreed to participate in the development of a drug for the treatment of asthma in humans. The letter of intent also included the parties’ agreement to attempt to negotiate a business combination between DMI and Cogenco. Although Cogenco provided DMI $3,250,000 in financing, Cogenco did not provide any further financing to DMI as contemplated by that agreement and the business combination contemplated between DMI and Cogenco did not occur. Although Cogenco and DMI amended those agreements in February 2006, ultimately Cogenco did not provide the financing contemplated by the amended agreements. Cogenco converted the $3,250,000 investment into 1,000,000 shares of DMI common stock in accordance with th e pre-existing agreements.

     During the period from March through November 2007, Cogenco entered into stock purchase agreements with DMI under which Cogenco purchased a total of 673,256 shares of DMI common stock for a total price of $580,000. Cogenco had a right to purchase additional shares and receive option to purchase 1,000,000 of DMI common stock, but did not complete that purchase. Cogenco assigned these rights to Genesis

Biotech which did complete that purchase and (as a result) is a shareholder and holds an option to purchase an additional 1,000,000 shares of DMI common stock at $1.00 per share through December 2008.

     Prior to the divestiture of our DMI shares, our interest in the DMI shares was the most significant asset on our balance sheet, and placed Cogenco at risk of being subject to regulation under the Investment Company Act of 1940 (the “ICA”). Although Cogenco took advantage of the transient investment company exemption found in ICA Rule 3a-2, that exemption is only available for a single year. Cogenco has been making disclosure about the potential applicability of the ICA since filing its annual report on Form 10-KSB for the year ended March 31, 2007, and in February 2008 received an inquiry from the Securities and Exchange Commission. In order to avoid ICA regulation, potential regulatory action, and the cost attendant to registration and operation under the ICA, Cogenco determined it to be preferable to sell the DMI shares to Genesis Biotech and Genesis Management, which were al ready direct and indirect shareholders of DMI.

     Prior to entering into the transactions with Genesis the Company determined that, although the DMI shares were significant assets of Cogenco on its balance sheet, the sale of the DMI shares was in the Company’s ordinary course of business. Cogenco has in the past received and sold shares of Helix Biopharma Corporation as reported in prior reports. In addition (and as also previously reported), Cogenco had originally acquired the DMI shares in negotiations to pursue a business combination with DMI, but which negotiations have not been successful. In the same manner that the acquisition of the shares was deemed to be in the ordinary course of Cogenco’s business, the board determined that the disposition of those shares was as well.

The Stock Purchase Agreements and the Promissory Note

     As noted above, on March 7, 2008, the Company entered into two separate stock purchase agreements.

•	Pursuant to the stock purchase agreement with Genesis Biotech, the Company sold 1,423,256 of its shares of DMI common stock to Genesis Biotech in consideration for Genesis Biotech surrendering 1,423,256 shares of Company common stock.

•	Pursuant to the stock purchase agreement between the Company and Genesis Management the Company sold 250,000 shares of DMI stock to Genesis Management in consideration for $250,000, for which the Company received a promissory note. The promissory note is in a principal amount of $250,000, carries a 6% interest and provides that Genesis Management is to pay the Company $25,000 per quarter. The first payment under the note is due on June 30, 2007 and the final payment is due on December 31, 2010, with the total principal and interest payments totaling $275,000.

     Cogenco valued the DMI shares for purchase at $1.00 per share, which is approximately three times book value of those shares. Cogenco’s valuation is based on ongoing activities at DMI. Genesis Biotech and its predecessors paid $10.00 per share for the Cogenco stock that Genesis Biotech surrendered to the Company. Cogenco also investigated the collectability of the $250,000 note and the Cogenco board believes that such note is collectible as it becomes due.

Relationship Between Cogenco and Genesis

     As reported in the Company’s most recent Annual Report on Form 10-KSB, Genesis Investment Funds Limited (the parent fund that includes Genesis Biotech) had the right to vote and dispose of approximately 62% of the Company’s outstanding common shares at May 31, 2007. As reported in a current report on Form 8-K filed with the Securities and Exchange Commission on November 28, 2007, the Cogenco directors sold their Cogenco shares (a total of 964,289 shares of Cogenco common stock) to Genesis Investment Funds Limited.

     As a result of the DMI common stock transactions at issue Genesis will continue to be the most significant shareholder of Cogenco, owning approximately 1,200,000 shares of Cogenco common stock (more than 95% of the total number of shares outstanding after the transactions described herein).

     Notwithstanding the significant ownership that Genesis has in Cogenco and although the directors of Cogenco have a small minority ownership interest in Genesis Biotech, the directors noted that Genesis did not initiate this transaction, nor did Genesis attempt to influence the board’s decision. In reality, Cogenco initiated this transaction with Genesis Biotech and Genesis Management because of the issues under the ICA and the fact that Genesis was already a holder of DMI shares.

Item 9.01 – Financial Statements and Exhibits

(c)	Exhibits

	10.1	Securities Purchase Agreement dated March 7, 2008

	10.2	Securities Purchase Agreement dated March 7, 2008

	10.3	Promissory Note dated March 7, 2008.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant caused this report to be signed on its behalf by the undersigned, thereunto duly authorized, on the 11th day of March 2008.

Cogenco International, Inc.

By:_/s/ David W. Brenman
David W. Brenman
President